UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Hampton Inn Seaport

On January 17, 2007, Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership of Hersha Hospitality Trust, entered into a Purchase and Sale Agreement (the “Seaport Purchase Agreement”) with each of BCM, LLC, a New York limited liability company (“BCM”), the owner of fifty percent of the land and improvements of the Hampton Inn situated at 320 Pearl Street, New York, New York (the “Hampton Inn”) and HPS Seaport, LLC a New York limited liability company (“HPS”), the owner of fifty percent of the land and improvements of the Hampton Inn, to acquire 100% of the land and improvements of the Hampton Inn.

The members of each of BCM and HPS are Shree Associates (“Shree”), Kunj Associates (“Kunj”), Shanti III Associates (“Shanti”), Devi Associates (“Devi”), Trust FBO Neil H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Neil”), Trust FBO Jay H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Jay”) and David L. Desfor (“Desfor” and collectively with Shree, Kunj, Shanti, Devi, FBO Neil, FBO Jay, the “Seaport Sellers”).

The purchase price for the Hampton Inn is approximately $27.6 million, which includes the assumption of a three year interest only first mortgage of approximately $19.3 million. The loan bears interest at 6.36% per annum. The balance of the purchase price will be paid either in cash or limited partnership units of HHLP. A party may terminate the Seaport Purchase Agreement if the other party fails to satisfy a material condition set forth in the Seaport Purchase Agreement and fails to cure such condition within ten days after receiving notice from the non-defaulting party. The Seaport Purchase Agreement contains customary representations, warranties and conditions to closing. Accordingly, there can be no assurance that HHLP will complete the acquisition of the Hampton Inn on the terms outlined in the Seaport Purchase Agreement or at all. The Seaport Purchase Agreement provides that the closing shall be held on or before March 31, 2007.

Hasu P. Shah, our Chairman of the Board of Trustees and former Chief Executive Officer, is the manager of one of the Seaport Sellers, Shree. K.D. Patel, a Trustee of Hersha Hospitality Trust, is the manager of one of the Seaport Sellers, Shanti. Jay H. Shah, our Chief Executive Officer, is the beneficiary of and a trustee of one of the Seaport Sellers, FBO Jay. Neil H. Shah, our President and Chief Operating Officer, is the beneficiary of and a trustee of one of the Seaport Sellers, FBO Neil. David L. Desfor is the Treasurer of Hersha. Kiran P. Patel, our corporate secretary, is the manager of one of the Seaport Sellers, Kunj. Bahrat C. Mehta, a Director of Hersha Hospitality Management LP (“HHMLP”), is the general partner of one of the Seaport Sellers, Devi. Each of Hasu P. Shah, Jay H. Shah, Neil H. Shah, K.D. Patel, Kiran P. Patel and David Desfor also own interests in HHLP. Each of these trustees and executive officers, respectively, will receive a portion of the proceeds of the transaction. As a related party transaction, the transaction was approved by all of our independent trustees.

The preceding description of the material terms of the Seaport Purchase Agreement is qualified in its entirety by reference to the terms of the actual Seaport Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Acquisition of Holiday Inn Express Manhattan Madison Square

Also on January 17, 2007, HHLP entered into an agreement to acquire a 50% interest in the Holiday Inn Express Manhattan Madison Square situated at 29th Street and 8th Avenue, New York, New York (the “Holiday Inn Express”). The agreement (the “HIEXP Contribution Agreement”) provides the HHLP will acquire 100% of the interests of H. Metro Delaware, LLC, a Delaware limited liability company (the “LLC”) that owns a 50% interest in the joint venture that holds a lease to operate the Holiday Inn Express. Under the terms of the lease (which expires in October 2031), the joint venture makes lease payments to the land owner in amounts necessary to satisfy the land owner’s debt service obligations on its (i) current first mortgage financing of a $55.0 million, a 10 year fixed rate loan accruing interest at 6.50% per annum (interest only payable for five years) and (ii) interest only payments on its $15.0 million mezzanine loan. At closing, the LLC will also own an option to purchase 50% of the land and improvements of the Holiday Inn Express from the current land owner. The option is exercisable any time after October 31, 2011.

The members of the LLC selling their interests are Shree Associates (“Shree”), Kunj Associates (“Kunj”), Shanti III Associates (“Shanti”), Devi Associates (“Devi”), Trust FBO Neil H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Neil”), Trust FBO Jay H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Jay”) and David L. Desfor (“Desfor” and collectively with Shree, Kunj, Shanti, Devi, FBO Neil, FBO Jay, the “LLC Sellers”).

The purchase price for the membership interests in the LLC is approximately $7.8 million, which is expected to include a combination of cash and limited partnership units of HHLP. Hersha Hospitality Trust had previously funded a $15.0 million mezzanine development loan to the developer of the Holiday Inn Express, Brisam Management LLC (“Brisam”), at an annual interest rate of 10.0%, and this mezzanine loan is expected to remain in place upon the completion of this transaction. A party may terminate the HIEXP Contribution Agreement if the other party fails to satisfy a material condition set forth in the HIEXP Contribution Agreement and fails to cure such condition within ten days after receiving notice from the non-defaulting party. The HIEXP Contribution Agreement contains customary representations, warranties and conditions to closing. Accordingly, there can be no assurance that HHLP will complete the acquisition of the Holiday Inn Express on the terms outlined in the HIEXP Contribution Agreement or at all. The HIEXP Contribution Agreement provides that the closing shall be held on or before March 31, 2007.

Hasu P. Shah, our Chairman of the Board of Trustees and former Chief Executive Officer, is the manager of one of the LLC Sellers, Shree. K.D. Patel, a Trustee of Hersha Hospitality Trust, is the manager of one of the LLC Sellers, Shanti. Jay H. Shah, our Chief Executive Officer, is the beneficiary of and a trustee of one of the LLC Sellers, FBO Jay. Neil H. Shah, our President and Chief Operating Officer, is the beneficiary of and a trustee of one of the LLC Sellers, FBO Neil. David L. Desfor is the Treasurer of Hersha. Kiran P. Patel, our corporate secretary, is the manager of one of the LLC Sellers, Kunj. Bahrat C. Mehta, a Director of Hersha Hospitality Management LP (“HHMLP”), is the general partner of one of the LLC Sellers, Devi. Each of Hasu P. Shah, Jay H. Shah, Neil H. Shah, K.D. Patel, Kiran P. Patel and David Desfor also own interests in HHMLP. Each of these trustees and executive officers, respectively, will receive a portion of the proceeds of the transaction. As a related party transaction, the transaction was approved by all of our independent trustees.

The preceding description of the material terms of the HIEXP Contribution Agreement is qualified in its entirety by reference to the terms of the actual HIEXP Contribution Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

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Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit 10.1	Purchase and Sale Agreement, dated as of January 17, 2007, between BCM, LLC, HPS Seaport LLC and Hersha Hospitality Limited Partnership.

Exhibit 10.2
Contribution Agreement, dated as of January 17, 2007, between Shree Associates, Kunj Associates, Devi Associates, Shanti III Associates, Trust FBO Jay H. Shah Under The Hasu and Hersha Shah 2004 Trust, Trust FBO Neil  H. Shah Under The Hasu and Hersha Shah 2004 Trust, David L. Desfor and Hersha Hospitality Limited Partnership.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: January 23, 2007	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer

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EXHIBIT INDEX
Exhibit	Description

10.1	Purchase and Sale Agreement, dated as of January 17, 2007, between BCM, LLC, HPS Seaport LLC and Hersha Hospitality Limited Partnership.

10.2
Contribution Agreement, dated as of January 17, 2007, between Shree Associates, Kunj Associates, Devi Associates, Shanti III Associates, Trust FBO Jay H. Shah Under The Hasu and Hersha Shah 2004 Trust, Trust FBO Neil H. Shah Under The Hasu and Hersha Shah 2004 Trust, David L. Desfor and Hersha Hospitality Limited Partnership.